Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fred's, Inc.

Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219115, No. 333-68478, and No. 333-83918) and Form S-8 (No. 333-218944, No. 33-48380, No. 33-67606, No. 333-103904 and No. 333-124786) of Fred's, Inc. of our reports dated May 4, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Fred's, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP
Memphis, Tennessee
May 4, 2018